UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

GEORGE RISK INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Colorado	000-05378	84-0524756
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

802 S. Elm St.
Kimball, NE	69145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 235-4645

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2017, George Risk Industries, Inc. (the “Company”) entered into and simultaneously closed on an Asset Purchase Agreement (the “Purchase Agreement”) with Labor Saving Devices, Inc. (“LSDI”) and Roy Bowling (“Bowling”). LSDI is headquartered in Commerce City, Colorado, and is engaged in the business of wire installation tool design and manufacturing, serving the audio/visual, electrical, communications and security alarm markets (the “LSDI Business”). Bowling is the principal owner of LSDI.

Pursuant to the Purchase Agreement, the Company purchased substantially all of the assets of LSDI used in the LSDI Business and assumed certain specified liabilities and obligations related to the LSDI Business. The purchase price for the assets consisted of $3,000,000 in cash and 24,097 shares of the Company’s Class A common stock. An initial payment of $1,000,000 in cash was made at closing. The remaining $2,000,000 in cash will be paid, and the 24,097 shares of stock will be issued, following delivery of certain of the purchased assets to the Company’s location in Kimball, Nebraska. It is expected that this will occur no later than early November. For purposes of the transaction, the shares of the Company’s Class A common stock were valued at $200,000, or approximately $8.30 per share.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. The Purchase Agreement also contains customary indemnification provisions in favor of the Company, including, subject to certain limitations, whereby LSDI and Bowling agree to indemnify the Company for any losses arising out of any breach of their representations, warranties and covenants in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2017.

Item 8.01 Other Events.

The Company issued a press release announcing the transaction with LSDI and Bowling. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description

99.1	George Risk Industries, Inc. Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGE RISK INDUSTRIES, INC.

By:	/s/ Stephanie M. Risk-McElroy
Stephanie M. Risk-McElroy
President/CEO/CFO

Dated: October 13, 2017